UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2016

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 South Broad St, Philadelphia PA		19112-1495
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (215) 454-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 24, 2016, Urban Outfitters, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders (i) elected each of the Company’s nine nominees for Director to serve a term expiring at the Annual Meeting of Shareholders in 2017, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2017 and (iii) approved the shareholder proposal regarding proxy access. The results of the voting were as follows:

1. Proposal No. 1: Election of Directors.

Directors	For	Against	Abstain	Broker Non-Vote
Edward N. Antoian	103,456,532	1,373,233	10,382	3,902,889
Scott A. Belair	64,244,606	40,587,191	8,350	3,902,889
Harry S. Cherken, Jr.	65,145,661	39,684,627	9,859	3,902,889
Scott Galloway	103,910,825	921,171	8,151	3,902,889
Margaret A. Hayne	96,332,513	8,402,307	105,327	3,902,889
Richard A. Hayne	98,312,765	6,348,304	179,078	3,902,889
Elizabeth Ann Lambert	102,994,871	1,837,157	8,119	3,902,889
Joel S. Lawson III	98,057,739	6,772,625	9,783	3,902,889
Robert H. Strouse	92,932,839	11,897,684	9,624	3,902,889

2. Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal Year 2017.

For	Against	Abstain	Broker Non-Vote
108,503,471	229,605	9,960	0

3. Proposal No. 3: Shareholder proposal regarding proxy access.

For	Against	Abstain	Broker Non-Vote
66,678,942	38,140,755	20,450	3,902,889

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: May 27, 2016	By:	/s/ Francis J. Conforti
Francis J. Conforti
Chief Financial Officer